Exhibit 99.2

The Predecessor Companies of

Service Corporation International

(Formerly Known as Certain Wholly-Owned

Subsidiaries of Service Corporation

International)

Combined Balance Sheets as of September 30, 2009

and December 31, 2008, Related

Combined Statements of Operations,

Changes in Owner’s Deficit, and Cash

Flows for the Nine Months Ended

September 30, 2009 and 2008, and

Accountants’ Review Report

ACCOUNTANTS’ REVIEW REPORT

To the Board of Directors of Service Corporation International

Houston, Texas

We have reviewed the accompanying combined balance sheet of the Predecessor Companies of Service Corporation International as of September 30, 2009, and the combined statements of operations, and changes in owner’s deficit and cash flows for the nine months ended September 30, 2009 and 2008, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Service Corporation International.

A review consists principally of inquiries of Service Corporation International personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the combined balance sheet as of September 30, 2009 and the combined statements of operations, and changes in owner’s deficit and cash flows for the nine months ended September 30, 2009 and 2008 in order for them to be in conformity with generally accepted accounting principles in the United States.

The combined balance sheet for the year ended December 31, 2008, was audited by us, and we expressed an unqualified opinion on it in our report dated March 29, 2010, but we have not performed any auditing procedures since that date.

As discussed in Note 1 to the combined financial statements, the Predecessor Companies’ financial statements include certain intercompany charges from Service Corporation International. These combined financial statements are not representative of results that would have been attained if the Predecessor Companies had operated as a stand-alone entity.

/s/ Harper & Pearson Company, P.C.

Houston, Texas

June 14, 2010

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED BALANCE SHEETS

SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

(in Thousands)

	September 30, 2009 (Unaudited)	December 31, 2008 (Audited)
Assets

Current assets:
Cash	$2	$2
Receivables, net	153	2
Inventories	405	422
Income taxes	53	48
Other current assets	11	3

Total current assets	624	477

Preneed cemetery receivables and trust investments	48,854	41,003
Cemetery property, at cost, net of impairment	2,805	2,833
Property and equipment, net	5,668	5,751
Deferred charges and other assets	2,934	2,917
Cemetery perpetual care trust investments	14,116	13,150
Deferred income taxes	6,789	5,585

Total Assets	$81,790	$71,716

Liabilities and Owner’s Deficit

Current liabilities:
Accounts payable and accrued liabilities	$863	$821
Current portion of capital lease obligations	14	13
Deferred income taxes	1,424	378

Total current liabilities	2,301	1,212

Capital lease obligations extending beyond one year	—	4
Deferred preneed cemetery revenues	967	625
Other liabilities	134	137
Deferred preneed cemetery receipts held in trust	46,054	38,391
Care trusts’ corpus	14,116	13,150

Total liabilities	63,572	53,519

Commitments and contingencies

Advances from affiliate, net	70,506	70,248
Owner’s deficit	(52,288)	(52,051)

Total Liabilities and Owner’s Deficit	$81,790	$71,716

See accompanying notes and accountant’s review report.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(in Thousands)

(Unaudited)

	2009	2008

Revenues
Merchandise revenues	$1,483	$1,720
Services revenues	1,654	1,753
Trust revenues	678	834
Cemetery property revenues	719	932
Other revenues	56	109

Total Revenues	4,590	5,348

Cost and expenses:
Merchandise costs and expenses	(625)	(799)
Services costs and expenses	(28)	(35)
Cemetery property costs and expenses	(41)	(125)
Other	(611)	(533)

Total costs and expenses	(1,305)	(1,492)

Gross profits	3,285	3,856

General and administrative expenses	(3,638)	(3,979)

Losses on dispositions of assets and impairment charges, net	—	(12,961)

Operating loss	(353)	(13,084)

Interest expense	(1)	(3)

Loss before income tax benefit	(354)	(13,087)

Provision for income tax benefit	117	4,180

Net loss	$(237)	$(8,907)

See accompanying notes and accountant’s review report.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF CHANGES IN OWNER’S DEFICIT

NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(In Thousands)

(Unaudited)

	Advances from Affiliate, Net	Owner’s Equity	Accumulated Deficit	Total Owner’s Deficit	Total

Balance at December 31, 2007	$67,518	$29,695	$(73,037)	$(43,342)	$24,176

Advances from affiliate, net	2,963	—	—	—	2,963

Net loss	—	—	(8,907)	(8,907)	(8,907)

Balance at September 30, 2008	$70,481	$29,695	$(81,944)	$(52,249)	$18,232

Balance at December 31, 2008	$70,248	$29,695	$(81,746)	$(52,051)	$18,197

Advances from affiliate, net	258	—	—	—	258

Net loss	—	—	(237)	(237)	(237)

Balance at September 30, 2009	$70,506	$29,695	$(81,983)	$(52,288)	$18,218

See accompanying notes and accountant’s review report.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(in Thousands)

(Unaudited)

	2009	2008

Cash flows from operating activities
Net loss	$(237)	$(8,907)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	261	202
Benefit for deferred income taxes	(163)	(4,182)
Losses on dispositions of assets and impairment charges, net	—	12,961
Change in assets and liabilities:
Increase in receivables	(151)	(16)
Decrease in inventory	17	15
Decrease (Increase) in cemetery property	28	(211)
Increase in other assets	(25)	(9)
Increase in payables and other liabilities	39	284
Net effect of preneed cemetery production and maturities:

Decrease (increase) in preneed cemetery receivables and trusts investments	326	(346)
Increase (decrease) in deferred preneed cemetery revenue	342	(3,528)
(Decrease) increase in deferred preneed cemetery receipts held in trust	(514)	821

Net cash used by operating activities	(77)	(2,916)

Cash flows from investing activities
Capital expenditures	(178)	(29)

Net cash used in investing activities	(178)	(29)

Cash flows from financing activities
Advances from affiliate, net	258	2,963
Payments of capital leases	(3)	(18)

Net cash provided in financing activities	255	2,945

Net change in cash	—	—

Cash at beginning of period	2	2

Cash at end of period	$2	$2

See accompanying notes and accountant’s review report.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

The accompanying financial statements present the combined financial position, results of operations, changes in owner’s deficit, and cash flows of the Predecessor Companies formerly known as certain wholly owned subsidiaries of Service Corporation International (“SCI”). These financial statements include the accounts of nine cemeteries, nine management companies and one casket warehouse (collectively, the “Predecessor Companies”) being purchased by StoneMor Operating LLC as outlined in a Letter of Intent dated November 18, 2009 and referred to as Project Dignity 2009. The financial information as of and for the year ended December 31, 2008 has been audited. All other financial information related to September 30, 2009 and 2008 has been reviewed. Refer to Accountant’s Review Report on page 1.

The combined financial statements of the Predecessor Companies contained herein reflect the financial position at September 30, 2009 and December 31, 2008 for the Predecessor Companies on that date, and the result of operations, changes in owner’s deficit, and cash flows for the Predecessor Companies for the nine months ended September 30, 2009 and 2008. All of the Predecessor Companies were acquired by SCI prior to the earliest period presented.

The Predecessor Companies’ cemetery and casket warehouse operations consist of cemeteries, crematoria, and related businesses. Cemeteries provide cemetery property interment rights, including mausoleum spaces, lots, and lawn crypts, and sell cemetery-related merchandise and services, including stone and bronze memorials, markers, casket and cremation memorialization products, merchandise installations, and burial openings and closings. The casket warehouse stores caskets related to future burials. The Predecessor Companies also sell cemetery products and services whereby a customer contractually agrees to the terms of certain products and services to be provided in the future.

All significant inter-entity balances and transactions between the Predecessor Companies have been eliminated in the combined financial statements.

The preparation of these financial statements include the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred by SCI at the Parent level, which relate to or were incurred on behalf of the Predecessor Companies, have been identified by management and management believes they have been allocated as appropriate to properly reflect the stand-alone financial results of the Predecessor Companies.

In the ordinary course of business, SCI provided various services to the Predecessor Companies, including accounting, treasury, tax, legal, human resources, public affairs, the use of centralized facilities and assets owned by SCI, and executive oversight. The costs of performing these services have been allocated to these Predecessor Companies based on the Predecessor Companies’ total revenue as a percent of SCI’s total revenue. Both SCI and the Predecessor Companies consider these cost allocations to be reasonable reflections of the cost of services provided. Charges for these services included in General and administrative expenses totaled $0.5 million and $0.5 million for the nine months ended September 30, 2009 and 2008, respectively.

As a part of the centralized treasury system, cash was either advanced or drawn from SCI with a corresponding decrease or increase to Advances from affiliate, net. As a result, all charges and cost allocations to the Predecessor Companies covered by such centralized treasury systems were deemed to have been paid by the Predecessor Companies to SCI, in cash, during the nine months in which the related costs were recorded in the combined financial statements. Increases or decreases in Advances from affiliate, net are classified as financing activities in the combined statements of cash flows.

All of the allocations and estimates in these combined financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had the Predecessor Companies been operated as a stand-alone, independent entity.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Use of Estimates in the Preparation of Financial Statements

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of expenses during the reporting period. As a result, actual results could differ from these estimates.

Major Vendors

The predecessor companies purchased all markers from one vendor during the nine months ended September 30, 2009 and 2008.

Cemetery Operations

Revenue associated with sales of cemetery merchandise and services is recognized when the service is performed or merchandise is delivered. The Predecessor Companies’ cemetery trade receivables consist of amounts due for services already performed and merchandise already delivered. An allowance for doubtful accounts has been provided based on historical experience. Revenue associated with sales of preneed cemetery interment rights is recognized in accordance with the Revenue Recognition Topics of the Financial Accounting Standards Boards Accounting Standards Codification (ASC). Under this guidance, revenue from constructed cemetery property is not recognized until 10% of the sales price has been collected. Revenue related to the preneed sale of unconstructed cemetery property is deferred until it is constructed and 10% of the sales price is collected. Revenue associated with sales of preneed merchandise and services is not recognized until the merchandise is delivered or the services are performed. Allowances for customer cancellations for preneed cemetery contracts are based upon historical experience. For services and non-personalized merchandise (such as vaults), the Predecessor Companies defer the revenues until the services are performed and the merchandise is delivered. For personalized marker merchandise, with the customer’s direction generally obtained at the time of sale, the Predecessor Companies can choose to order, store, and transfer title to the customer. In situations in which the Predecessor Companies have no further obligation or involvement related to the merchandise, the Predecessor Companies recognize revenues and record the cost of sales in accordance with the Revenue Recognition Topic of the ASC upon the earlier of vendor storage of these items or delivery in the Predecessor Companies’ cemetery. Sales taxes collected are recognized on a net basis.

Pursuant to state law, all or a portion of the proceeds from cemetery merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Predecessor Companies defer investment earnings related to these merchandise and services trusts until the associated merchandise is delivered or services are performed.

A portion of the proceeds from the sale of cemetery property interment rights is required by state law to be paid into perpetual care trust funds. Investment earnings from these trusts are distributed to the Predecessor Companies regularly, are recognized in current cemetery revenues and are intended to defray cemetery maintenance costs, which are expensed as incurred. The principal amount of such perpetual care trust funds generally cannot be withdrawn.

Costs related to the sale of property interment rights include the property and construction costs specifically identified by project. Upon completion of the project, construction costs are charged to expense in the same period revenue is recognized. Costs related to sales of merchandise and services are charged to expense when merchandise is delivered and when services are performed. See Note 3 to these combined financial statements regarding preneed cemetery activities.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Fair Value Measurements

The Predecessor Companies measure the available-for-sale securities held by the cemetery merchandise and service and cemetery perpetual care trusts at fair value on a recurring basis in accordance with the Fair Value Measurements Topic of the ASC. This guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, establishes a framework for measuring fair value, and expands disclosures about instruments measured at fair value. The guidance establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•

Level 2 - inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument;

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

An asset’s or liability’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Certain private equity and other alternative investments held by the cemetery merchandise and service and cemetery perpetual care trusts have been classified in Level 3 of the hierarchy due to significant management judgment required as a result of the absence of quoted market prices, inherent lack of liquidity, or the long-term nature of the securities.

On January 1, 2009, the Predecessor Companies adopted the guidance for non-financial assets and liabilities, such as property and equipment that the Predecessor Companies disclose or recognize at fair value on a non-recurring basis. The adoption for these assets and liabilities did not have a material impact on the Predecessor Companies’ combined financial statements.

In April 2009, the FASB issued additional guidance on how to determine the fair value of assets and liabilities in an environment where the volume and level of activity for the asset or liability have significantly decreased. The FASB guidance also re-emphasizes that the objective of a fair value measurement remains an exit price. The guidance, which was effective in the second quarter of 2009, did not have a material impact on the Predecessor Companies’ combined financial statements.

Accounts Receivables and Allowance for Doubtful Accounts

The Predecessor Companies provide various allowances and/or cancellation reserves for their cemetery preneed and atneed receivables as well as for their preneed cemetery deferred revenues. These allowances are based on an analysis of historical trends and include, where applicable, collection and cancellation activity. Atneed cemetery receivables are considered past due after 30 days. Collections are managed by the Predecessor Companies until a receivable is 180 days delinquent at which time it is written off and sent to a collection agency. These estimates are impacted by a number of factors, including changes in economy, relocation, and demographic or competitive changes in the Predecessor Companies’ areas of operation.

Inventories and Cemetery Property

Cemetery merchandise is stated at the lower of average cost or market. Cemetery property is recorded at cost. Inventory costs and cemetery property are primarily relieved using specific identification in performance of a contract.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Property and Equipment, Net

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense whereas renewals and major replacements that extend the assets useful lives are capitalized. Depreciation is recognized ratably over the estimated useful lives of the various classes of assets. Buildings and improvements are depreciated over a period ranging from seven to forty years, equipment is depreciated over a period from three to eight years and leasehold improvements are depreciated over the shorter of the lease term or ten years. Depreciation expense related to property and equipment was $261 thousand and $202 thousand for the nine months ended September 30, 2009 and 2008, respectively. Depreciation expense for the nine months ended September 30, 2009 and 2008 includes $34 thousand and $20 thousand expense related to capital leases on certain transportation assets, respectively. When property is sold or retired, the cost and related accumulated depreciation are removed from the combined balance sheet; resulting gains and losses are included in the combined statement of operations in the period of sale or disposal.

The major asset categories, together with the related estimated useful lives and cost, are as follows (in thousands):

	Lives	September 30, 2009	December 31, 2008

Land	—	$3,805	$3,805
Buildings and improvements	7 – 40 yrs	2,870	2,855
Operating equipment	3 – 8 yrs	1,537	1,082
Ground improvements	10 yrs	912	908

		9,124	8,650
Less accumulated depreciation and amortization		(3,456)	(2,899)

		$5,668	$5,751

Impairment or Disposal of Long-Lived Assets

The Predecessor Companies review their long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Long-lived assets are reported at the lower of their carrying amount or fair value. Fair value is based on the expected sale price of long-lived assets as discussed in Nature of Operations and Basis of Presentation. Assets to be disposed of and assets not expected to provide any future service potential are recorded at the lower of their carrying amount or fair value less estimated cost to sell. As part of the sale of the properties, the Predecessor Companies recognized an impairment of cemetery property in the approximate amount of $12.9 million for the nine months ended September 30, 2008.

Preneed Cemetery Receivables, Net

Preneed cemetery receivables, net include customer receivables related to unperformed preneed cemetery receivables, net of allowance for cancellation. An allowance for cancellation is estimated based upon historical experience and is recorded as an adjustment to deferred preneed cemetery revenues, net, as appropriate. Cash flows from cemetery contracts are presented as operating cash flows in the accompanying combined statements of cash flows. The Predecessor Companies’ cancellation reserves are impacted by a number of factors, including changes in the economy, relocation, and demographic or competitive changes in the Predecessor Companies’ area of operations.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Long-term debt

No debt or interest expense has been allocated to the Predecessor Companies from SCI. As a result, the Predecessor Companies’ Combined Statement of Operations may not necessarily be indicative of the results of operations that would have existed had the Predecessor Companies operated as a separate, independent company.

Leases

The Predecessor Companies have lease arrangements primarily related to storage and transportation equipment which were primarily classified as capital leases at September 30, 2009 and December 31, 2008. Lease terms related to funeral home properties generally range from one to 35 years with options to renew at varying terms. Lease terms related to transportation equipment generally range from one to five years with options to renew at varying terms. The Predecessor Companies calculate operating lease expense ratably over the lease term. The Predecessor Companies consider reasonably assured renewal options and fixed escalation provisions in their calculation of operating lease expense. For more information related to leases, see Note 8 to these combined financial statements.

Income Taxes

Income taxes are computed using the liability method. Deferred taxes are provided on all temporary differences between the financial bases and the tax bases of assets and liabilities. The Predecessor Companies record a valuation allowance to reduce their deferred tax assets when uncertainty regarding their realization exists, by the Predecessor Companies or the Parent company. Income taxes have been calculated as if the Predecessor Companies filed a separate return for the nine months ended September 30, 2009 and 2008. For more information related to income taxes, see Note 6 to the combined financial statements.

Subsequent Events

The Predecessor Companies have evaluated subsequent events through June 14, 2010. No subsequent events occurred which require adjustment or disclosure to the financial statements at September 30, 2009. The Predecessor Companies were purchased by StoneMor Operating, LLC on March 30, 2010.

2. Recent Accounting Pronouncements and Accounting Changes

Accounting Standards Codification

In June 2009, the Financial Accounting Standards Board (“FASB”) issued additional guidance that modifies the GAAP hierarchy by establishing only two levels of GAAP, authoritative and nonauthoritative accounting literature. Effective July 2009, the FASB ASC, also known collectively as the “Codification,” is considered the single source of authoritative U.S. accounting and reporting standards, except for additional authoritative rules and interpretive releases issued by the Securities and Exchange Commission (“SEC”). The Codification was developed to organize GAAP pronouncements by topic so that users can more easily access authoritative accounting guidance. The Codification is organized by topic, subtopic, section, and paragraph, each of which is identified by a numerical designation. This statement applies to financial statements beginning in the third quarter 2009. Accordingly, all accounting references contained herein have been updated to reflect the Codification and all SFAS references have been replaced with ASC references.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Variable Interest Entities

In June 2009, the FASB amended its authoritative guidance to improve financial reporting by enterprises involved with variable interest entities (VIE). Specifically, the amended guidance addresses: (1) the impact resulting from the elimination of the qualifying special-purpose entity concept in previously issued guidance, and (2) constituent concerns about the application of certain key provisions of the existing guidance on the consolidation of variable interest entities, including those in which the accounting and disclosures under the existing guidance do not always provide timely and useful information about an enterprise’s involvement in a VIE. The amended guidance is effective for the Predecessor Companies on January 1, 2010, and its adoption will not impact the Predecessor Companies’ combined financial statements.

In December 2009, the FASB issued additional guidance on improving financial reporting by enterprises involved with variable interest entities by clarifying the principal objectives of required disclosures, which include: (1) the significant judgments and assumptions made by a reporting unit, 2) the nature of restrictions on a consolidated VIE’s assets reported by a reporting entity in its statement of financial position, including the carrying amounts of such assets and liabilities, (3) the nature of, and changes in, the risks associated with a reporting entity’s involvement with the VIE, and (4) how a reporting entity’s involvement with the VIE affects the reporting entity’s financial position, financial performance, and cash flows. The amended guidance is effective for the Predecessor Companies on January 1, 2010, and its adoption will not impact the Predecessor Companies’ combined financial statements.

Fair Value Measurements

In August 2009, the FASB issued additional guidance on how to determine the fair value of liabilities. The guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value utilizing one or more of the following techniques: (1) a valuation technique that uses the quoted market price of an identical liability or similar liabilities when traded as assets; or (2) another valuation technique that is consistent with the principles set forth by the FASB for measuring fair value, such as a present value technique. The guidance is effective for the Predecessor Companies on October 1, 2009, and its adoption will not impact the Predecessor Companies’ combined financial statements.

In September 2009, the FASB issued additional guidance on how to determine fair value for investments in certain entities that calculate net asset value per share. The guidance permits, as a practical expedient, to estimate the fair value of the investment using its reported net asset value per share as long as that value was calculated in accordance with the authoritative literature governing investment companies. The guidance is effective for the Predecessor Companies on October 1, 2009, and its adoption will not impact the Predecessor Companies’ combined financial statements.

In January 2010, the FASB amended the Fair Value Measurements Topic of the ASC to require additional disclosures on 1) transfers between levels, 2) Level 3 activity presented on a gross basis, 3) valuation techniques, and 4) inputs into the valuation. Except for Item 2 above, the additional disclosures will be required in the first quarter of 2010 for the Predecessor Companies. The disclosures in Item 2 will be required in the first quarter of 2011 for the Predecessor Companies. The Predecessor Companies are currently evaluating the impact of this guidance on the Predecessor Companies’ combined financial statements.

Multi-Deliverable Arrangements

In October 2009, the FASB issued authoritative guidance which impacts the recognition of revenue in multi-deliverable arrangements. The guidance establishes a selling-price hierarchy for determining the selling price of a deliverable. The goal of this guidance is to clarify disclosures related to multi-deliverable arrangements and to align the accounting with the underlying economics of the multi-deliverable transaction. This guidance is effective for fiscal years beginning on or after June 15, 2010. The Predecessor Companies are in the process of evaluating this guidance but do not believe this guidance will have a material impact on the Predecessor Companies’ combined financial condition or results of operations.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Accounting for Uncertain Tax Positions

In 2006, the FASB issued authoritative guidance which provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. The guidance requires an entity to recognize the financial statement impact of a tax position when it is more likely than not that the position will be sustained upon examination. On December 30, 2008, the FASB issued additional guidance which deferred the effective implementation date the guidance to the Predecessor Companies’ annual financial statements ending on December 31, 2009 and the Predecessor Companies have elected to defer application of guidance till then. The Predecessor Companies do not expect that the adoption of the guidance will have a material effect on its financial position, results of operations or cash flows.

Recognition and Presentation of Other-Than-Temporary Impairments

In April of 2009, the FASB issued authoritative guidance, which relates to investments in both debt and equity securities. The guidance amended previous guidance related to the determination of whether impairments in debt securities were other-than-temporary, and provides guidance as to which other-than-temporary impairments should be reflected in the income statement and which other-than-temporary impairments should be reflected in other comprehensive income. The guidance also modifies the presentation and disclosures related to both debt and equity securities. The guidance is effective for interim periods ending after June 15, 2009, and the Predecessor Companies has adopted it for these financial statements. The guidance did not have a significant impact on the Predecessor Companies’ combined financial statements.

Non-controlling Interests

In December 2007, the FASB issued authoritative guidance which establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as unconsolidated investment, is an ownership in the consolidated entity that should be reported as a component of equity in the consolidated financial statements. Among other requirements, the guidance requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of the consolidated net income attributable to the parent and to the noncontrolling interest. The provisions of the guidance are effective for the Predecessor Companies on January 1, 2009. The adoption of this statement is not expected to have a material impact on the Predecessor Companies’ combined financial statements.

During the Predecessor Companies’ examination of the guidance and its impact on the Predecessor Companies’ current accounting, they determined that balances historically designated as “non-controlling interest” in the Predecessor Companies’ combined preneed cemetery trusts and cemetery perpetual care trusts do not meet the criteria for non-controlling interest as prescribed by the guidance. The guidance indicates that only a financial instrument classified as equity in the trusts’ financial statements can be a non-controlling interest in the combined financial statements. The interest related to the Predecessor Companies’ merchandise and service trusts is classified as a liability because the preneed contracts underlying these trusts are unconditionally redeemable upon the occurrence of an event that is certain to occur. Since the earnings from the Predecessor Companies’ cemetery perpetual care trusts are used to support the maintenance of cemeteries, the Predecessor Companies believe the interest in these trusts also retains the characteristics of a liability. Accordingly, effective December 31, 2008, the amounts historically described as “Non-controlling interest in cemetery trusts” are characterized as “Deferred preneed cemetery receipts held in trust”. The amounts historically described as “Non-controlling interest in cemetery perpetual care trusts” are characterized as “Care trusts’ corpus”.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

3. Preneed Cemetery Activities

Preneed Cemetery Receivables and Trust Investments

Preneed cemetery receivables and trust investments represent trust investments, including investment earnings, and customer receivables, net of unearned finance charges, for contracts sold in advance of when the property interment rights, merchandise or services are needed. The cemetery merchandise and service trusts are variable interest entities as defined in the Consolidation Topic of the ASC. In accordance with this guidance, the Predecessor Companies have determined that they are the primary beneficiary of these trusts, as the Predecessor Companies absorb the majority of the losses and returns associated with these trusts when the Predecessor Companies receive payments from the customer, the Predecessor Companies deposit the amount required by law into the trust and reclassify the corresponding amount from Deferred preneed cemetery revenues into Deferred preneed cemetery receipts held in trust. Amounts are withdrawn from the trusts when the contract obligations are performed. The Predecessor Companies, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, deposited $1.8 million and $486 thousand into and withdrew $1.9 million and $684 thousand from the trusts during the nine months ended September 30, 2009 and 2008, respectively. Cash flows from preneed cemetery contracts are presented as operating cash flows in the combined statements of cash flows.

The components of Preneed cemetery receivables and trust investments in the combined balance sheets are as follows at September 30, 2009 and December 31, 2008 (in thousands):

	September 30, 2009	December 31, 2008

Trust investments, at market	$38,794	$31,350
Cash and cash equivalents	7,260	7,041

Trust investments	46,054	38,391
Receivables from customers	3,262	3,122
Unearned finance charges	(370)	(424)

	48,946	41,089
Allowance for cancellation	(92)	(86)

Preneed cemetery receivables and trust investments	$48,854	$41,003

The cost and market values associated with our cemetery merchandise and service trust investments recorded at fair market value at September 30, 2009 and December 31, 2008 are detailed below. Cost reflects the investment (net of redemptions) of control holders in common trust funds, mutual funds, and private equity investments. Fair market value represents the value of the underlying securities held by the common trust funds, mutual funds at published values, and the estimated market value of private equity investments.

	September 30, 2009
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Mutual funds:
Equity	$34,627	$683	$(6,602)	$28,708
Fixed income	11,135	175	(2,584)	8,726
Private equity and other	1,360	—	—	1,360

Trust investments	$47,122	$858	$(9,186)	$38,794

Market value as a percentage of cost				82%

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

	December 31, 2008
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Fixed income securities:
Corporate	$835	$—	$—	$835
Mutual funds:
Equity	34,600	79	(12,712)	21,967
Fixed income	11,060	47	(3,919)	7,188
Private equity and other	1,360	—	—	1,360

Trust investments	$47,855	$126	$(16,631)	$31,350

Market value as a percentage of cost				66%

Where quoted prices are available in an active market, securities held by the common trust funds and mutual funds are classified as Level 1 investments pursuant to the three-level valuation hierarchy as required by the Fair Value Measurements and Disclosures Topic of the ASC.

Where quoted market prices are not available for the specific security, fair values are estimated by using either quoted prices of securities with similar characteristics or a fair value model with observable inputs that include a combination of interest rates, yield curves, credit risks, prepayment speeds, rating, and tax-exempt status. Corporate fixed income securities represent Level 2 securities at December 31, 2008. No Level 2 investments were held at September 30, 2009.

The valuation of private equity and other alternative investments requires significant management judgment due to the absence of quoted market prices, inherent lack of liquidity, and the long-term nature of such assets. The fair value of these investments is estimated based on the market value of the underlying real estate and private equity investments. The underlying real estate value is determined using the most recent available appraisals. Private equity investments are valued using market appraisals or a discounted cash flow methodology depending on the nature of the underlying assets. The appraisals assess value based on a combination of replacement cost, comparative sales analysis, and discounted cash flow analysis. These private equity and other alternative investments are classified as Level 3 securities.

The inputs into the fair value of our market-based cemetery merchandise and service trust investments are categorized as follows at September 30, 2009 and December 31, 2008 (in thousands):

	Quoted Market Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs	Fair Market Value
	(Level 1)	(Level 2)	(Level 3)

Trust investments at:
September 30, 2009	$37,434	$—	$1,360	$38,794

December 31, 2008	$29,155	$835	$1,360	$31,350

The change in market-based cemetery merchandise and service trust investments with significant unobservable inputs (Level 3) is as follows for the nine months ended September 30, 2009 (in thousands):

Beginning balance, December 31, 2008	$1,360
Purchases	—

Ending balance, September 30, 2009	$1,360

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Maturity dates of the fixed income securities occur within 2009. Maturities of fixed income securities at December 31, 2008 are estimated as follows:

Market
(In thousands)
Due in one year or less	$835
Thereafter	—

$835

The Predecessor Companies have determined that unrealized losses in the cemetery trust investments at September 30, 2009 are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Predecessor Companies believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as discussions with trustees, money managers, and consultants. The Predecessor Companies’ cemetery trust investment unrealized losses, their durations, and their fair market value as of September 30, 2009, are shown in the following table (in thousands).

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
Mutual funds:
Equity	$4,596	$(1,047)	$18,783	$(5,555)	$23,379	$(6,602)
Fixed income	2,676	(40)	5,278	(2,544)	7,954	(2,584)

Total temporarily impaired securities	$7,272	$(1,087)	$24,061	$(8,099)	$31,333	$(9,186)

The Predecessor Companies’ cemetery trust investment unrealized losses, their durations, and their fair market value as of December 31, 2008, are shown in the following table (in thousands).

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
Mutual funds:
Equity	$12,570	$(6,139)	$8,419	$(6,573)	$20,989	$(12,712)
Fixed income	6,549	(3,895)	44	(24)	6,593	(3,919)

Total temporarily impaired securities	$19,119	$(10,034)	$8,463	$(6,597)	$27,582	$(16,631)

During the nine months ended September 30, 2009, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, were $39 thousand and $99 thousand, respectively. These sale transactions resulted in $37 thousand and $29 thousand of realized gains and realized losses, respectively, for the nine months ended September 30, 2009. During the nine months ended September 30, 2008, purchases and sales of available-for-sale securities included in trust investments, as allocated from SCI’s purchases and sales based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, were $-0- and $257 thousand, respectively. These sale transactions resulted in $25 thousand and $8 thousand of realized gains and realized losses, respectively, for the nine months ended September 30, 2008. The Predecessor Companies use the FIFO method to determine the cost of cemetery trust available-for-sale securities sold during the nine months.

Earnings from all trust investments are recognized in current cemetery revenues when the service is performed or the merchandise is delivered or upon cancellation of the amount the Predecessor Companies are entitled to retain. Recognized earnings (realized and unrealized) related to these trust investments were $102 thousand and $290 thousand for the nine months ended September 30, 2009 and 2008, respectively.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Deferred Preneed Cemetery Revenues

At September 30, Deferred preneed cemetery revenues, net of allowance for cancellation, represent future cemetery revenues, including distributed trust investment earnings associated with unperformed trust funded preneed cemetery contracts that are not held in trust accounts. Deferred preneed cemetery revenues are recognized in current cemetery revenues when the service is performed or merchandise delivered. Future cemetery revenues and net trust investment earnings that are held in trust accounts are included in Deferred preneed cemetery receipts held in trust.

4. Cemetery Perpetual Care Trusts

The Predecessor Companies are required by state law to pay into perpetual care trusts a portion of the proceeds from the sale of cemetery property interment rights. As the primary beneficiary of the trusts, the Predecessor Companies consolidate the perpetual care trust investments with a corresponding amount recorded as Care trusts’ corpus. The Predecessor Companies, as allocated from SCI’s deposits and withdrawals based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, deposited $1 thousand and $118 thousand into trusts and withdrew $2 thousand and $-0- from trusts during the nine months ended September 30, 2009 and 2008, respectively. Cash flows from cemetery perpetual care contracts are presented as operating cash flows in our combined statements of cash flows.

The components of Cemetery perpetual care trust investments in the Predecessor Companies’ combined balance sheet at September 30, 2009 and December 31, 2008 were as follows (in thousands):

	September 30, 2009	December 31, 2008
Trust investments, at market	$13,104	$11,754
Cash and cash equivalents	1,012	1,396

Trust investments	$14,116	$13,150

The cost and market values associated with our cemetery perpetual care trust investments recorded at fair market value at September 30, 2009 and December 31, 2008 are detailed below. Cost reflects the investment (net of redemptions) of control holders in common trust funds, mutual funds, and private equity investments. Fair market value represents the value of the underlying securities or cash held by the common trust funds, mutual funds at published values, and the estimated market value of private equity investments.

	September 30, 2009
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Mutual funds:
Equity	$3,280	$—	$(886)	$2,394
Fixed income	11,073	21	(384)	10,710

Perpetual care trust investments	$14,353	$21	$(1,270)	$13,104

Market value as a percentage of cost				91%

	December 31, 2008
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Fixed income securities:
Corporate	$905	$—	$—	$905
Mutual funds:
Equity	3,208	—	(1,327)	1,881
Fixed income	10,625	1	(1,968)	8,658
Private equity and other	310	—	—	310

Perpetual care trust investments	$15,048	$1	$(3,295)	$11,754

Market value as a percentage of cost				78%

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Where quoted prices are available in an active market, securities held by the common trust funds and mutual funds are classified as Level 1 investments pursuant to the three-level valuation hierarchy as required by the Fair Value Measurements and Disclosures Topic of the ASC.

Where quoted market prices are not available for the specific security, fair values are estimated by using either quoted prices of securities with similar characteristics or a fair value model with observable inputs that include a combination of interest rates, yield curves, credit risks, prepayment speeds, rating, and tax-exempt status. Corporate fixed income securities represent Level 2 securities at December 31, 2008. No Level 2 securities were held at September 30, 2009.

The valuation of private equity and other alternative investments requires significant management judgment due to the absence of quoted market prices, inherent lack of liquidity, and the long-term nature of such assets. The fair value of these investments is estimated based on the market value of the underlying real estate and private equity investments. The underlying real estate value is determined using the most recent available appraisals. Private equity investments are valued using market appraisals or a discounted cash flow methodology depending on the nature of the underlying assets. The appraisals assess value based on a combination of replacement cost, comparative sales analysis, and discounted cash flow analysis. No Level 3 securities were held at September 30, 2009.

The inputs into the fair value of market-based cemetery perpetual care investments are categorized as follows at September 30, 2009 and December 31, 2008 (in thousands):

	Quoted Market Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs	Fair Market Value
	(Level 1)	(Level 2)	(Level 3)

Trust investments at:
September 30, 2009	$13,104	$—	$—	$13,104

December 31, 2008	$10,539	$905	$310	$11,754

The change in market-based cemetery perpetual care trust investments with significant unobservable inputs (Level 3) is as follows for the nine months ended September 30, 2009 (in thousands):

Beginning balance, December 31, 2008	$310
Sales	(310)

Ending balance, September 30, 2009	$—

Maturity dates of the fixed income securities occur within 2009. Maturities of fixed income securities at December 31, 2008 are estimated as follows:

Market
(In thousands)
Due in one year or less	$905
Thereafter	—

$905

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

The Predecessor Companies have determined that unrealized losses in the perpetual care trust investments are considered temporary in nature, as the unrealized losses were due to temporary fluctuations in interest rates and equity prices. The Predecessor Companies believe that none of the securities are other than temporarily impaired based on an analysis of the investments as well as discussions with trustees, money managers, and consultants. The Predecessor Companies’ perpetual care trust investment unrealized losses, their durations, and fair market values as of September 30, 2009 are shown in the following table.

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
Mutual funds:
Equity	$60	$(28)	$2,334	$(858)	$2,394	$(886)
Fixed income	7,393	(112)	3,131	(272)	10,524	(384)

Total temporarily impaired securities	$7,453	$(140)	$5,465	$(1,130)	$12,918	$(1,270)

The Predecessor Companies perpetual care trust investment unrealized losses, their durations, and fair market values as of December 31, 2008 are shown in the following table:

	Less Than 12 Months		Greater Than 12 Months		Total
	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses	Fair Market Value	Unrealized Losses
	(In thousands)
Mutual funds:
Equity	$1,477	$(989)	$404	$(338)	$1,881	$(1,327)
Fixed income	8,608	(1,948)	50	(20)	8,658	(1,968)

Total temporarily impaired securities	$10,085	$(2,937)	$454	$(358)	$10,539	$(3,295)

During the nine months ended September 30, 2009, purchases and sales of available-for-sale securities in the perpetual care trusts, as allocated from SCI’s purchases and sales based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, were $101 thousand and $373 thousand, respectively. These sale transactions resulted in $101 thousand and $255 thousand of realized gains and realized losses, respectively. During the nine months ended September 30, 2008, purchases and sales of available-for-sale securities in the perpetual care trusts, as allocated from SCI’s purchases and sales based on the gross fair value of the Predecessor Companies’ portion of trust investments compared to the total trust investments, were $4 thousand and $-0- thousand, respectively. These sale transactions resulted in $4 thousand and $-0- thousand of realized gains and realized losses, respectively.

Distributable earnings from these perpetual care trust investments are recognized in current cemetery revenues to the extent of qualifying cemetery maintenance costs. Recognized earnings related to these perpetual care trust investments were $579 thousand and $517 thousand for the nine months ended September 2009 and 2008, respectively.

5. Deferred Preneed Cemetery Receipts Held in Trust and Care Trusts’ Corpus

Deferred preneed cemetery receipts held in trust

The Predecessor Companies consolidate in their balance sheet the merchandise and service trusts associated with their preneed funeral and cemetery activities in accordance with the Consolidation Topic of the ASC. Although the guidance requires the consolidation of the merchandise and service trusts, it does not change the legal relationships among the trusts, the Predecessor Companies or their customers. The customers are the legal beneficiaries of these merchandise and service trusts.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Care trusts’ corpus

The Care trusts’ corpus reflected in the combined balance sheet represents the cemetery perpetual care trusts, net of the accrued expenses and other long-term liabilities of the perpetual care trusts.

The components of Deferred preneed cemetery receipts held in trust and Care trusts’ corpus in the combined balance sheet at September 30, 2009 and December 31, 2008 are detailed below (in thousands):

	September 30, 2009
	Preneed Cemetery	Cemetery Perpetual Care

Trust investments	$46,054	$14,116

	December 31, 2008
	Preneed Cemetery	Cemetery Perpetual Care

Trust investments	$38,391	$13,150

6. Income Taxes

The provision or benefit for income taxes includes U.S. federal income taxes and state and local income taxes, determined on a hypothetical basis as if the Predecessor Companies constituted ‘stand-alone’ taxpayer. Certain amounts historically recorded at levels above the Predecessor Companies were allocated to properly reflect income taxes attributable to the Predecessor Companies.

Income tax provision (benefit) consisted of the following for the nine months ended September 30 (in thousands):

	2009	2008
Current:
State and local	$41	$35

Deferred:
United States	(125)	(4,793)
State and local	(33)	578

	(158)	(4,215)

	$(117)	$(4,180)

The Predecessor Companies made income tax payments of approximately $41 thousand and $35 thousand for the nine months ended September 30, 2009 and 2008, respectively.

The differences between the U.S. federal statutory income tax rate and the Predecessor Companies’ effective tax rate were as follows for the nine months ended September 30, 2009 and 2008 (in thousands):

	2009	2008

Computed tax benefit at the applicable federal statutory income tax rate	$(124)	$(4,581)
State and local taxes, net of federal income tax benefits	5	400
Other	2	1

Provision for income tax benefit	$(117)	$(4,180)

Total effective tax benefit rate	33.1%	31.9%

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

Deferred taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates. The tax effects of temporary differences and carry-forwards that give rise to significant portions of deferred tax assets and liabilities as of September 30, 2009 and December 31, 2008, consisted of the following (in thousands):

	September 30, 2009	December 31, 2008
	(In thousands)
Inventories and cemetery property, principally due to purchase accounting adjustments	$(11,142)	$(11,148)

Deferred tax liabilities	(11,142)	(11,148)

Deferred revenue on preneed funeral and cemetery contracts, principally due to earnings from trust funds	109	89
Property and equipment, principally due to differences in depreciation methods and purchase accounting adjustments	3,485	3,525
Intangibles, principally due to amortization methods	546	836
Receivables, principally due to sales of cemetery interment rights and related products	2,315	2,258
Loss and tax credit carry-forwards	10,052	9,647

Deferred tax assets	16,507	16,355

Valuation allowance	—	—

Net deferred income taxes	$5,365	$5,207

Deferred tax assets and deferred income tax liabilities consisted of the following as of September 31, 2009 and December 31, 2008:

	September 30, 2009	December 31, 2008
Non-current deferred tax assets	$6,789	$5,585
Current deferred tax liabilities	(1,424)	(378)

Net deferred tax asset (liability)	$5,365	$5,207

As of September 30, 2009 and December 31, 2008, the Predecessor Companies have a federal loss carry-forward of $9.8 million and $9.4 million, respectively, with an expiration date of 2029 and 2028. As of September 30, 2009 and December 31, 2008, the Predecessor Companies have a state loss carry-forward of $233 thousand with an expiration date of 2028.

As of September 30, 2009 and December 31, 2008, the Predecessor Companies did not establish a valuation allowance for deferred taxes. It is management’s belief that federal and state tax loss carry-forwards will be utilized fully by the Parent company.

7. Leases

As of September 30, 2009, the Predecessor Companies entered into an income lease relating to the warehouse storage facility. Future income relating to the lease is as follows:

Three months ended December 31, 2009	$11
Twelve months ended December 31, 2010	46
Twelve months ended December 31, 2011	47
Thereafter	8

Total	$112

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 AND 2008 AND DECEMBER 31, 2008

8. Commitments and Contingencies

Operating and Capital Leases

The Predecessor Companies’ leases relate to transportation equipment and storage rental. Rental expense for operating leases was $12 thousand and $16 thousand for the nine months ended September 30, 2009 and 2008, respectively. As of September 30, 2009, future minimum lease payments for non-cancelable operating leases were immaterial and future minimum lease payments for non-cancelable capital leases exceeding one year were as follows (in thousands):

Capital

Three months ending December 31, 2009	$4
Thereafter	11

Total	15
Less: Interest on capital leases	(1)

Total principal payable on capital leases	14
Less current portion	(14)

$—

Litigation

The Predecessor Companies are parties to various litigation matters, investigations, and proceedings in the ordinary course of business. Management of the Predecessor Companies does not expect the outcome of any proceedings, individually or in the aggregate, to have a materially adverse effect on the Predecessor Companies’ financial position, results of operations, or liquidity.

9. Supplementary Information

The detail of certain balance sheet accounts is as follows at September 30, 2009 and December 31, 2008 (in thousands):

	September 30, 2009	December 31, 2008
Cemetery property:
Undeveloped land	$2,104	$2,104
Developed land, lawn crypts, and mausoleums	701	729

	$2,805	$2,833

Deferred charges and other assets:
Deferred merchandise and service costs	$2,684	$2,745
Other	250	172

	$2,934	$2,917

Accounts payable and accrued liabilities:
Accounts payable	$713	$751
Accrued compensation	150	55
Other accrued liabilities	—	15

	$863	$821